                                                                  EXHIBIT 10(ee)


               ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND LEASES

                 THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND LEASES ("Assignment") is entered into as of September 1, 1996 by PSINET INC., a New York corporation ("Assignor") and MINDSPRING ENTERPRISES, INC., a Delaware corporation ("Assignee").

                 WHEREAS, Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as of June 28, 1996, as amended (the "Purchase Agreement"), which provides, among other things, for the assignment to Assignee by Assignor, and the assumption by Assignee, of Assignor's right, title and interest in the Assets (as defined in Annex I therein), including those assets conveyed by this Assignment;

                 NOW, THEREFORE, in consideration of the mutual agreements set forth herein and the payment by Assignee of the Purchase Price (as defined in Section 2.2 of the Purchase Agreement), the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained in the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, Assignor does hereby bargain, sell, assign, transfer, convey and deliver to Assignee and its successors and assigns the contracts set forth in Schedule 4.12 attached hereto (the "Assigned Contracts") and the leases set forth in Schedule 4.10 attached hereto (the "Assigned Leases"), and all of Assignor's right, title and interest in and to the Assigned Contracts and the Assigned Leases.

                 TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, for their exclusive use and benefit forever.

                 Assignor fully and generally warrants to Assignee the right and title to the Assigned Contracts and the Assigned Leases unto Assignee, its successors and assigns, for their exclusive use and benefit forever.

                 Assignor does hereby agree, from and after the date hereof upon the request of Assignee, to execute such other documents as Assignee may require in order to obtain the full benefit of this Assignment and Assignor's obligations hereunder.

                 The representations and warranties regarding the Assigned Contracts and the Assigned Leases contained in the Purchase Agreement are incorporated herein by reference.

                 The Assignee accepts the assignment of all the Assignor's right, title and interest in and to the Assigned Contracts and the Assigned Leases and assumes the obligations of the Assignor under the Assigned Contracts and the Assigned Leases from and after the date hereof. Assignee shall not assume or be deemed to assume any obligations of Assignor with respect to the Assigned Contracts or the Assigned Leases except as specified herein.

                 The Schedules attached hereto and referred to herein are incorporated by reference and made part of this Assignment.

                          To facilitate execution, this Assignment may be
executed in counterparts, and it shall be sufficient that the signature on behalf of each party hereto appear on one or more such counterparts. Each of such counterparts shall be deemed an original, but all of such counterparts together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the day and year first above written.


                                           ASSIGNOR:

                                           PSINET INC.

                                           By: /s/ HAROLD S. WILLS
                                              ---------------------------------
                                           Name: Harold S. Wills
                                                -------------------------------
                                           Title: C.O.O.
                                                 ------------------------------


                                           ASSIGNEE:

                                           MINDSPRING ENTERPRISES, INC.


                                           By:  /s/ CHARLES M. BREWER
                                                -------------------------------
                                                   Charles M. Brewer
                                                   Chairman & Chief Executive
                                                   Officer

                               Assigned Leases
                                Schedule 4.10



Lease Agreement between Performance Systems International, Inc. (PSINet Inc.) and Pennsylvania Dental Service Corporation dated March 30, 1995 relating to 23 Old Depot Road, New Cumberland, Pennsylvania 17070.

                                  SOL000501904


                     O F F I C E / F L E X  B U I L D I N G

                          L E A S E  A G R E E M E N T


                         Dated   March 30, 1995
                              -------------------------


                                    Between


                    PENNSYLVANIA DENTAL SERVICE CORPORATION

                                   "Landlord"

                                      and


                     PERFORMANCE SYSTEM INTERNATIONAL, INC.

                                    "Tenant"

                                  Relating to

                               23 Old Depot Road
                      New Cumberland, Pennsylvania  17070

                                  O F F I C E
                          L E A S E  A G R E E M E N T
                                     Part I

         MADE and executed this 30th day of March, 1995.

         By and between PENNSYLVANIA DENTAL SERVICE CORPORATION, a Pennsylvania corporation, d/b/a Delta Dental of Pennsylvania, having its principal place of business at One Delta Drive, Mechanicsburg, Pennsylvania 17055, herein called "Landlord"; and PERFORMANCE SYSTEMS INTERNATIONAL, INC., a New York corporation, having its principal place of business at 510 Huntmar Park Drive, Herndon, Virginia 22070, herein called "Tenant".

         Landlord does hereby Lease unto Tenant the "Premises" at the "Rent" for the "Term" for the "Permitted Use" upon and under the Terms and Conditions set forth in this Part I and Part II of the lease agreement (collectively the "Lease") all as follows:

         1.      Premises:
                 1.1      Location:        23 Old Depot Road, Township of
                                           Fairview, County of York, New
                                           Cumberland, Pennsylvania  17070
                 1.2      Tenant's Rentable Square Footage:         30,025 Square Feet
                 1.3      Building Rentable Square Footage:         30,025 Square Feet
                 1.4      Tenant's Pro-Rata Share of Building:      100 Percent (100%)

         2.      Improvements:
                 2.1      ( X ) Premises leased with existing improvements.
                 2.2      (   ) Improvements by Landlord to be completed for
                          occupancy by _______________.

         3.      Term:
                 3.1      Number of Years:         Two (2) Years
                 3.2      Term Begins:  April 15, 1995
                 3.3      Term Ends:  April 14, 1997
                 3.4      Termination:  At any time following the first six (6)
                          months of the Lease Term, Tenant shall have the right
                          to terminate this Lease Agreement with at least sixty
                          (60) days prior written notice to Landlord.

         4.      Rent:
                 4.1      Base Rent for Entire Term:  $531,600.00
                 4.2      Monthly Installment:     April 15, 1995 through April
                          14, 1996 -- $21,500.00
                          April 15, 1996 through April 14, 1997 -- $22,800.00
                 4.3      Additional Rent:
                          All annual operating costs over the first year
                          operating costs for the Premises, as more fully
                          described in Section 4.2 of Part II.
                 4.4      Security Deposit:        $43,000.00

         5.      Permitted Use:   Office Space

         6. Leasehold Furnishings: Landlord agrees that Tenant shall have the right to use any personal property or furnishings of Landlord located on the Leased Premises, including office furnishings, equipment and movable office partitions. Tenant shall be entitled to change the configuration of the office partitions, subject, however, to the prior approval of Landlord which shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to reimburse Landlord for any damage or destruction of Landlord's personal property, except for customary wear and tear. Tenant further agrees that it shall not pledge, assign or encumber any personal property belonging to Landlord during Tenant's occupancy of the Leased Premises.

         IN WITNESS WHEREOF, intending to be legally bound, the Landlord and Tenant have caused this Part I presents to be signed by their duly authorized officers or agents and their appropriate seals to be hereunto affixed, the day and year first above written.

                                        PENNSYLVANIA DENTAL SERVICE
                                        CORPORATION,
                                        "Landlord"


     3/30/95                            By:     [sig]
- --------------------------                 ---------------------------------
           Date
                                        PERFORMANCE SYSTEMS INTERNATIONAL, INC.,
                                        "Tenant"


        President                       By:                   [sig]
- --------------------------                 ----------------------------------
           Title                                         Officer/Partner


        Secretary                       Attest:               [sig]
- ---------------------------                   -------------------------------
           Title                                         Officer/Partner

                                    PART II
                                       OF
                          LEASE DATED March 30, 1995
                                    between

            PENNSYLVANIA DENTAL SERVICE CORPORATION, "Landlord" and
               PERFORMANCE SYSTEMS INTERNATIONAL, INC., "Tenant"

1.       PREMISES.

         The Landlord does hereby lease unto the Tenant and the Tenant does hereby lease from the Landlord the Premises with the improvements erected thereon, which is outlined in red on Exhibit "A", attached hereto and made a part hereof, on the terms and conditions set forth in Parts I and II.

2.       IMPROVEMENTS.

         Tenant accepts the Premises "as-is." Notwithstanding the foregoing, Landlord represents and warrants that the Premises are not in violation of any applicable laws.

3.       TERM.

         Tenant is to have and to hold the Premises for the Term set forth in
Section 3.1 of Part I and beginning and ending as set forth in Sections 3.2 and
3.3 of Part I.  If the Term shall begin on a date other than set forth in
Section 3.2 of Part I, the parties shall by stipulation certify the date on which the Term has begun and in the absence of such stipulation the Term shall conclusively presume to begin on the date set forth in Section 3.2 of Part I.

4.       RENT.

         4.1 Minimum Rent: The parties agree that the Minimum Rent (the "Rent") for the Premises shall be as set forth in Section 4.1 of Part I, and so long as Tenant is not in default Tenant shall pay such rent in the equal monthly installments as set forth in Section 4.2 of Part I, in advance, on the first day of each calendar month during the Term; provided, however, that the rent for the first month of the Term shall be paid upon the signing of this Lease.

         4.2 Additional Rent: Beginning with the second year of occupancy, Tenant shall pay Additional Rent, for the operation and maintenance of or with respect to the Premises as stipulated in Section 4.3 of Part I.

         4.3 Operating Expenses: Beginning with the second year of occupancy, Tenant agrees to pay as Additional Rent, in addition to the base rental set forth in this lease, the increase in the annual operating costs for the Premises over the first year's actual expenses for the following: all Real Estate taxes, fees or assessments; all Fire, Casualty, Liability, and Boiler Insurance Premiums attributable specifically to the Building or allocated by Landlord to the Building in the event of a Blanket Policy existing for a group of Properties; periodic maintenance of hearing, ventilation and cooling systems; snow removal and lawn maintenance; costs of furnishing water and sewer, and other utility services to the extent not provided for in Section 5.1; and the cost of any other items attributable to operating or maintaining the Premises.

         The items of Additional Rent as provided in this Section 4.2 shall be billed to Tenant by Landlord (whether or not such items have been incurred by the time of billing) each month or at such intervals as Landlord shall, in its sole discretion, deem appropriate. In the event total billings with respect to an item of such additional rent shall exceed, or be less than, the actual charge incurred for which Tenant is responsible, excess payments received from Tenant shall be credited toward subsequent billing (with any net excess at the end of the Lease term being repaid to Tenant) and deficits shall be included with the next (or any subsequent) billing or billings. Tenant shall have (10) days after receipt of such statement to reimburse Landlord for these costs, after which time interest will be applied to said late payment in accordance with Section 4.1 of this Lease Agreement.

         4.4 Security Deposit: Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord in accordance with Section 4.4 of
Part I such security deposit which shall be considered as security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under the Lease. Upon the expiration of the term hereof, Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit to Tenant within fifteen (15) days, less such portion thereof as Landlord shall have used to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions and agreements. In the event of any default by Tenant hereunder during the term of this Lease, Landlord shall have the right, but shall not be obligated, to consider the security deposit as prepaid additional rent and apply all or any portion of the monies available to cure such default, in which event Tenant shall be obligated promptly to deposit with Landlord the amount necessary to restore the security deposit to its original amount. In the event of the sale or transfer of Landlord's interest in the Property, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit. Landlord shall set up a separate escrow account for the security deposit, with interest earned to be accrued to the Tenant's benefit as part of the security deposit.

5.       UTILITIES AND SERVICES.

         5.1 Utilities: Landlord shall furnish the Premises with electricity, heating and air conditioning and water service, for the normal use and occupancy of the Premises as general offices. Landlord reserves the right, without any liability to Tenant, and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, sanitary, or other Building systems serving the Premises, or the rendition of any of the other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of accident, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason or difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control, including without limitation mechanical failure and governmental restrictions on the use of materials or the use of any of the Building systems.

         In each instance, however, Landlord shall exercise reasonable diligence to eliminate the cause of interruption and to effect restoration of service, and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption. Tenant shall not be entitled to any diminution or abatement of rent or other compensation or damages nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this paragraph. Notwithstanding the foregoing, if this interruption continues for a period of time in excess of four (4) business days, Tenant may terminate this Lease upon forty-eight (48) hours written notice.

                 5.1.1. The cost of separately metered electrical service shall be paid by Tenant promptly upon being billed therefor, by the utility company, and is not included as an expense under Section 4.3.

         5.2 Repairs: Landlord shall maintain in good repair at its sole cost and expense: roof, foundation, exterior walls, downspouts and gutters; provided, however, that Tenant shall be required to make repairs to the roof, foundation, exterior walls, downspouts and gutters within thirty (30) days of written notice by Landlord, if such repairs are occasioned by any act or negligence by Tenant, its officers, employees, agents, customers or invitees. The Tenant shall at its sole cost and expense maintain in good repair the waste disposal systems, lighting and doors. Tenant shall return the Premises in good condition, ordinary wear and tear excepted, and shall professionally clean the carpets. In the event that Tenant fails to comply with any terms of this paragraph then Landlord shall undertake such repairs and cleaning with Tenant being liable for all costs thereof.

         5.3 Heating, Ventilation and Air Conditioning Maintenance. Landlord shall procure and keep in effect, a standard preventative maintenance contract (See Exhibit "D"), on all heating and air conditioning equipment. Landlord shall pay for this expense for the first year of occupancy, but in the event of any increase in expense for this contract and repairs related thereto after the first year of Tenant's occupancy, Landlord shall bill Tenant for this increase in Additional Rent.

         5.4 Clean Condition: The Tenant shall keep the Premises in a clean, sanitary and safe condition. Tenant shall comply with all requirements of law, ordinances and regulations, including those rules and regulations attached hereto and referred to as Exhibit "E" and including those relating to occupational safety and health which are Tenant's obligation under this Lease. There shall be no outside storage, including above-ground storage tanks. In the event the Tenant fails to comply with any terms of this paragraph within thirty (30) days written notice of said violation(s), then Landlord shall undertake such steps which are necessary to rectify the violation(s) with Tenant being liable for all cost thereof, including any penalty or fine(s) associated with said violation(s) and any expenses incurred by Landlord to enforce this provision, whether court costs, attorneys' fees or any other cost of collection and enforcement.

         5.5     Janitorial Service:
                 TENANT'S OBLIGATION: Tenant is responsible for janitorial services and trash removal from the Premises.

         5.6     Snow Removal and Lawn Maintenance:
                 LANDLORD'S OBLIGATION: Landlord shall mow lawns, trim shrubbery, weed where appropriate and remove snow from roadways and parking areas in accordance with the minimum requirements set forth in Exhibit G. Such snow removal and lawn maintenance service shall be included in the additional rent as described in Part II, 4.2 and 4.3.

                 TENANT'S OBLIGATION: Tenant shall remove snow from the walkways.

         5.7     Security System:
                 Tenant shall contract directly with the vendor of the security system now installed on the Premises. Tenant shall be responsible for responding to emergency calls and paying service fees related to the security system.

6.       INSURANCE.

         6.1 Fire Insurance: Tenant will not conduct or permit to be conducted, any activity, or place any equipment in or about the Premises or the Property, which will, in any way, increase the rate of fire insurance or other insurance on the Property; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of, in or about the Premises or the Property, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment of result thereof, Tenant shall be liable for such increase in the cost of fire insurance, or other insurance, which increase shall be considered additional rent payable hereunder, and Tenant shall reimburse Landlord therefor upon demand.

         6.2 Indemnity: The Tenant covenants with the Landlord that Landlord shall not be liable for any damage of liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person during the term of this Lease, from any cause whatsoever, by reason of the use, occupancy and enjoyment of the Premises by the Tenant or any person thereon or holding under said Tenant, and that Tenant will indemnify and save harmless the Landlord from all liability whatsoever, on account of any such real or claimed damage or injury and from all liens, claims and demands arising out of the use of the Premises and its facilities, or any repairs or alterations which the Tenant may make upon said Premises, but the Tenant shall not be liable for damage or injury occasioned by the negligence of the Landlord and its designated agents, contractors, or employees. This obligation to indemnify shall include reasonable attorney's fees and investigation costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or any be made.

         6.3 Waiver of Subrogation: Each party waives rights of subrogation against the other with respect to any insured risks to the extent such waiver does not invalidate such insurance or reduce the proceeds.

         6.4 Tenant Insurance: Tenant further covenants and agrees that from and after the delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, the amounts specified and in the form hereinafter provided for:

                 6.4.1 Public Liability and Property Damage: Public liability and property damage insurance with a combined single limit of One Million dollars ($1,000,000.00) insuring against any and all liability of the insured with respect to said Premises or arising out of the maintenance, use or occupancy thereof. All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity provisions as to liability for injury to or death of persons and injury or, damage to property in this Section 6 contained.

                 6.4.2 Tenant Improvements: Tenant shall maintain casualty issuance on all of Tenant's leasehold improvements, trade fixtures, merchandise and personal property. In addition, Tenant shall maintain fire and extended coverage insurance for Landlord's furniture provided for Tenant's use.
Landlord has provided Tenant with a Schedule (Schedule "A") listing the items to be insured and their insurable value which constitute Landlord's furniture hereunder.

                 6.4.3 Policy Form: All policies of insurance provided for herein shall be issued by insurance companies with general policyholders' rating of not less than A and a financial rating of AAA as rated in the most current available "Best's Insurance Reports", and qualified to do business in the State of Pennsylvania, and shall be issued in the names of Landlord, Tenant and such other persons or firms as Landlord specifies from time to time. Insurance provided by Tenant pursuant to Section 6.4.1 and covering Landlord's furniture, as described in Section 6.4.2., shall name Landlord as insured. Executed copies of such policies of insurance or certificates hereof shall be delivered to the Landlord no later than ten (10) days before delivery of possession of the Premises to Tenant and thereafter no less than thirty (30) days prior to the expiration of the term of such policy. All public liability and property damage policies shall contain a provision that the Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of the Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and to like extent. All policies of insurance delivered to the Landlord must contain a provision that the company writing said policy will give to the Landlord twenty (20) days' notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which the Landlord may carry.

                 6.4.4 Failure of Tenant to Obtain: In the event that Tenant fails to procure and/or maintain any insurance required by Section 6.4.1 and for Landlord's furniture pursuant to Section 6.4.2, or fails to carry insurance required by law or governmental regulation, Landlord may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance in which event Tenant shall repay the Landlord all sums so paid by Landlord, together with interest thereon as provided in Section 20 hereof, and any incidental costs or expenses incurred by Landlord in connection therewith, within ten (10) days following Landlord's written demand to Tenant for such payment.

         6.5 Blanket Policy: Notwithstanding anything to the contrary contained within this Section 6, the Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so called blanket policy or policies of insurance carried and maintained by the Tenant; provided, however, that the Landlord and others hereinabove mentioned shall be named as an additional insured thereunder as their interests may appear and that the coverage afforded the Landlord will be not reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. The Tenant agrees to permit the Landlord at all reasonable times to inspect the policies of insurance of the Tenant covering risks upon the Premises for which policies or copies thereof are not required to be delivered to the Landlord.

7.       FIRE INSURANCE.

         Landlord shall procure and maintain in full force and effect non-assessable fire insurance policies, which insurance shall include protection against those occurrences covered by standard "extended coverage" clause. Such policies shall name Landlord as the insured. In the event of loss, insurance proceeds shall be held in escrow by Landlord's mortgagee, if any, and otherwise by an escrow agent selected by Landlord pending repair of the damages by Landlord, and upon completion the proceeds shall be paid to Landlord or paid to Landlord's mortgagee if required by it. In the event Landlord or Tenant elects to terminate the Lease as hereinafter provided, insurance proceeds shall be paid immediately to Landlord or its mortgagee if required by it.

8.       USE OF BUILDING.

         The parties hereto agree that the Premises may be used for the permitted use set forth in Section 5 of Part I and uses incidental thereto. Tenant shall not permit the Premises to be vacant.

9.       ALTERATIONS.

         Tenant shall not make any alterations, additions or improvements to the Premises without the prior obtained written consent of Landlord which consent shall not be unreasonably withheld or delayed. In no event shall any such alteration, addition, or improvement weaken the structure of or impair any Building on the Property. Any alteration, addition, or improvement to the said Premises shall be done in accordance with the applicable City, County and State laws and ordinances, and building and zoning rules and regulations. Tenant hereby expressly assumes full responsibility for all damages and injuries which may result to any person or property by reason of or resulting from alterations, additions, or improvements made by it to the Premises, and shall hold Landlord harmless with respect thereto. Tenant shall procure all waivers from Mechanics Liens prior to commencement of any construction at the Property, and copies of said waivers shall be delivered to Landlord prior to commencement. All alterations shall remain on the Premises at the termination of the Lease and shall become the property of the Landlord, unless at the time the consent for the alteration was given by Landlord, the Landlord directed the alterations be removed at the termination of the lease in which event they shall be removed and the Premises shall be returned, at the expense of Tenant, to its condition prior to the alteration. All machines, equipment, and supplies to be placed upon the Premises by the Tenant shall remain the property of the Tenant and shall be removed if so directed by Landlord at the termination of the Lease; but the Tenant agrees to repair any damage to the Premises caused by the removal of such machines, equipment, or supplies, provided any air conditioners shall remain even if supplied by Tenant.

10.      SIGNS AND EXTERIOR ATTACHMENTS.

         10.1 Signs: Landlord agrees to permit one outside sign per building which shall include the name of Tenant as well as to letter the entrance door to the Premises with the name of the Tenant. All signage must conform to zoning and must be mounted on the building.

         10.2 Exterior: Tenant shall not place or suffer to be placed on the exterior of the Premises or upon the roof of any exterior door or wall or on the exterior or interior of any window or common area wall, thereof any sign, awning, canopy, marquee, advertising matter, decoration, lettering, or any other thing of any kind (exclusive of the signs, if any, which may be provided for in the original construction or improvement plans and specifications approved by the Landlord and Tenant hereunder) without the written consent of Landlord first had and obtained. Landlord hereby reserves the exclusive right to the use of the roof and exterior walls of the building of which the Premises are a part, for any purpose whatsoever.

         10.3 Interior: Except as otherwise herein provided, Tenant shall have the right, at its sole cost and expense, to erect and maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Tenant's business.

         10.4 Windows: Tenant shall at all times maintain its windows and signs in a neat, clean and orderly condition. If, as to any exterior sign, Tenant shall fail to do so after five (5) days' written notice from Landlord, Landlord may remove, repair, clean or maintain such exterior sign and the cost thereof shall be payable by Tenant to Landlord upon demand as additional rent.

11.      FIRE OR CASUALTY.

         In case of damage to the Premises by a risk insured against under Paragraph 7 of this Part II, Landlord, unless it shall otherwise elect as hereinafter provided, shall repair or cause to be repaired such damages with reasonable dispatch after receiving from the Tenant written notice of the damage. If the damages are such as to render the Premises untenantable, the rent shall be abated to an extent corresponding with the period during which and the extent to which the Premises have become untenantable; provided, however, if such damages are caused by the carelessness or negligence or improper conduct of Tenant or of a Subtenant, or the agents, employees, visitors, invitees or licensees of Tenant or of a Subtenant, then notwithstanding such damages and untenantability, Tenant shall be liable for rent without abatement. In the event of damage to the Premises to the extent of more than fifty (50%) percent of the value of such Premises or if the Tenant's operations cannot reasonably be conducted from the balance of the Premises, Tenant shall give Landlord written notice of the damage (but failure to give notice shall not be binding upon Landlord), after which either party may determine with reasonable dispatch, that the Lease shall be terminated, in which event all rent shall abate and the Lease terminate as of the date of the occurrences of the event causing such damage.

12.      EMINENT DOMAIN.

         The Tenant may at its option terminate this Lease if any portion of the Premises is condemned by any governmental body or by any other body or organization possessing the power of condemnation provided such condemnation substantially impairs the use of enjoyment by Tenant or the Premises. In case of taking through eminent domain of all, or any portion, of the Premises, the Landlord shall notify the Tenant in writing of such taking. Within sixty (60) days after receipt of such written notice, the Tenant shall notify the Landlord, in writing, whether such taking through eminent domain in the opinion of the Tenant substantially impairs its use or enjoyment of the Premises. If Landlord and Tenant agree that Tenant's use or enjoyment is substantially impaired, then Tenant shall give written notice to Landlord of its intent to vacate the Premises, which notice shall include the time when it desires to terminate the Lease, which time shall not be earlier than physical work (other than surveying and staking out) shall be instituted on the Premises by the concerning authority, nor later than sixty (60) days after the same time. The failure of the Tenant to give notice set forth above as required and within the time limit set forth above, shall be conclusively construed as a decision on the Tenant's part that such taking does not substantially impair its use or enjoyment of the Premises. On the other hand, the giving of such notice by the Tenant does not bind the Landlord as to the correctness of the Tenant's decision that its use or enjoyment of the Premises is substantially impaired by the taking, and Landlord may object to same and demand a decision be made by a proper authority. Tenant shall not be entitled to receive any part of any award or awards that may be made to or received by Landlord, relating to the fair market value of the real estate taken or severance damage to the remaining real estate of Landlord. Tenant at its expense may take independent proceedings against the public authority exercising the power of eminent domain to prove and establish any damage Tenant may have sustained relating to Tenant's business and relocation expenses.

13.      TOXIC WASTES, ETC.

         13.1 Tenant shall not use any portion of the Premises for the production, storage, deposit or disposal of toxic, dangerous or hazardous substances or pollutants, including, but not limited to, nuclear fuel or wastes, and no substances or pollutants shall ever be placed or located upon the Premises by the Tenant, which substances or pollutants, if found upon the Premises or if found elsewhere and determined to have come from the Premises, would subject Landlord to any damages, penalties or liabilities under any applicable federal, state or local law, or under any civil action.

         13.2 Tenant shall not bury or place any underground storage tanks on the Premises whether or not such storage tanks would be subject to the jurisdiction of the Environmental Protection Agency under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and the Resource Conservation and Recovery Act, as amended.

         13.3 Tenant shall not place on or within the Premises any hazardous material including, but not limited to, ureaformaldehyde foam insulation, polychlorinated biphenyls and asbestos.

         13.4 Tenant shall indemnify, defend and hold harmless Landlord, its successors and assigns from and against any and all claims, legal or equitable, damages, liability or loss (including reasonable attorney's fees) arising out of or in any way connected to any condition caused or created by the Tenant's failure to comply with Sections 13.1, 13.2 and 13.3 during any portion of the lease term as set forth in Sections 3.2 and 3.3 of Part I, including, but not limited to damage liability or loss under all federal, state and local environmental laws, strict liability and common law.

14.      NON-LIABILITY OF LANDLORD.

         (a) The Landlord shall not be liable to the Tenant, any officer, employee, agent, invitee, licensee or visitor of the Tenant, or any other person, for damage or injury to any person or property caused by any act, omission or neglect of the Tenant, its contractor, employees or agents, invitee, licensee, or visitor, or any happening in any manner on the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any claim, loss or liability therefor provided, however,

Landlord shall be liable for its own affirmative negligence as well as that of its employees, contractors, agents and visitors.

         (b) All property kept, stored or maintained on the Premises shall be so kept, stored or maintained at the risk of the Tenant only, and the Landlord shall not be liable for any loss or damage to the Tenant or his property.

15.      SUBLEASE.

         15.1 The Tenant shall not have the right to sell, assign, transfer, mortgage, pledge, sublease or sublet the Premises without the Landlord's prior written consent. In the event that the Tenant proposes to sublease or sublet the Premises or any portion thereof, Tenant shall give to Landlord its written notice which notice shall set forth (i) the identity, business and financial condition of the proposed sub-tenant, (ii) the terms and conditions of the proposed sublease, (iii) any other relevant information requested by Landlord and (iv) an offer by Tenant and proposed sub-tenant for the release of Tenant from this Lease and the establishment of the Landlord-Tenant relationship between Landlord and proposed Sub-Tenant under the terms and conditions of the proposed sublease. Landlord shall have the right to (a) withhold consent, if reasonable, (b) to grant consent (in which case Tenant and Landlord shall divide equally any increase in rent net or leasing commission, build-out expenses and attorneys' fees), or (c) to release Tenant from this Lease and accept the offer of the proposed sub-tenant to establish the Landlord-tenant relationship between Landlord and proposed Sub-Tenant under the terms and conditions of the proposed sublease. In the event that the proposed sublease is of a portion of the Premises, and Landlord consents to the sublease, the rent in this Lease shall be prorated between the portion proposed to be subleased and the balance of the Premises on a square foot basis.

         15.2 Tenant shall pay all of Landlord's cost and expenses (including reasonable attorneys' fees) in connection with any proposed subletting or assignment.

16.      VOLUNTARY OR INVOLUNTARY ASSIGNMENT.

         Neither this Lease nor any interest therein shall be assignable or otherwise transferable by operation of law or by voluntary assignment or for the benefit of creditors without the written consent of the Landlord, and such inhibition against voluntary assignment includes and comprehends any and every assignment which might otherwise be affected or accomplished by bankruptcy, receivership, attachment, execution or other judicial process or proceeding.
If any assignment for the benefit of its creditors should be made by the Tenant, or if a voluntary or involuntary petition in bankruptcy, or for reorganization, or for an arrangement should be filed by or against the Tenant, or if the Tenant should be adjudicated a bankrupt or insolvent, or if a receiver is appointed of or for the Tenant, or for all or a substantial part of its property, or if any such assignment or transfer by operation of law should occur, then and in any such event, the Landlord may at its option, terminate this Lease by notice to the Tenant. The provisions of this paragraph shall not apply to any of the rights, titles and interest of the Landlord in, to or under this Lease.

17.      SURRENDER AT LEASE TERMINATION.

         The Tenant shall, upon the termination of the Term of this Lease, surrender to the Landlord the Premises and al building apparatus, machinery, equipment and fixtures stated thereon except items which may be removed under
Section 9 of Part II. All alterations, improvements, and other additions which may be made or installed by either party to, in, upon or about the Premises shall either be removed by Tenant under Section 9 of Part II or become the property of the Landlord as the Landlord may elect and if Landlord elects to keep the same they shall be surrendered to the Landlord by the Tenant without any damage, injury or disturbance thereto, or payment therefor, and otherwise Tenant shall repair any damage caused by removal.

18.      DEFAULT OF TENANT.

         18.1 Events of Default. If Tenant shall (i) fail to pay any monthly installment of rent (as required by Section 4 hereof) or shall fail to timely make any other payment required by the terms and provisions hereof (regardless of whether or not any legal or formal demand has been made therefor), or (ii) violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, or (iii) abandon or vacate the Premises, and such violation or failure of such abandonment shall continue for a period of fifteen (15) days after written notice thereof to Tenant by Landlord, which may be accomplished by sending notice to last known address of Tenant and posting notice on the door of the Premises, or (iv) make or consent to an assignment for the benefit of creditors or a common law composition of creditors, or a receiver of Tenant's assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and not discharged by Tenant within sixty (60) days, or adjudicated a bankrupt, then Tenant shall be held in default, and not withstanding any other remedies allowable by law, and in any of said events, this Lease shall, at the option of Landlord, cease and terminate and the provisions of this Section 18 shall automatically operate as a notice to quit (any notice to quit, or of Landlord's intention to re-enter, being hereby expressly waived) and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the State of Pennsylvania or by such other proceedings, including re-entry and possession, as may be applicable.

         In the event any such failure to pay rent or other default on the part of Tenant occurs more than two (2) times in any twelve (12) month period, Landlord shall not be required during the remainder of the term of this Lease to send written notice before proceeding with its remedies under this Section
18. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

         Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the term of this Lease, the Premises may be relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental hereinabove provided and any of the costs, expenses, or damages indicated below, shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the Premises in first class rentable condition.

         Any damage or loss or rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the term of this Lease, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term.

         The provision contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease.

         18.2 Waiver. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than on account of rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. Payment received by Landlord when Tenant is in arrears shall be applied as Landlord determines. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

         18.3    Right of Landlord to Cure Tenant's Default.    If Tenant
defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof if made or done by Landlord, with interest thereon at the rate per annum which is three percent (3%) greater than the prime rate then in effect at Hamilton Bank, in Lancaster, Pennsylvania, from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent, but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

         18.4 Late Payments. If Tenant fails to pay any installment of rent (in accordance with Section 4) by the tenth (10th) day of the calendar month, or ten (10) days after such installment has become due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment if paid before the first of the next month; thereafter, such unpaid installment shall bear interest at a rate per annum which is three percent (3%) greater than the prime rate then in effect at Hamilton Bank, in Lancaster, Pennsylvania, from the date such installment becomes due and payable to the date of payment thereof by Tenant; provided however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent hereunder due and payable with the next monthly installment or rent.

19.      HOLDING OVER.

         In the event that Tenant shall not immediately surrender the Premises on the date or expiration or the term hereof. Tenant shall, by virtue of the provisions hereof, become a tenant by the month at one hundred fifty percent (150%) of the monthly rent, including all additional rent in effect during the last month of the term of this Lease, which said monthly tenancy shall commence with the first day next after the expiration if the term of this Lease.
Tenant, as a monthly tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days written notice of any intention to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. In the event that Tenant shall hold over after the expiration of the term of this Lease, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the terms of this Lease, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the State of Pennsylvania.

20.      INTEREST AND COLLECTION EXPENSES.

         Interest shall accrue on any monies due from Tenant to Landlord from the date the same are due (including rent and money advanced by Landlord to others on account of the failure of Tenant to perform hereunder) at the rate per annum which is three percent (3%) greater than the prime rate then in effect at Hamilton Bank, in Lancaster, Pennsylvania, until the same is paid and Tenant shall pay the interest upon demand. If Landlord consults any attorney for the collection of any sums due from Tenant or otherwise in connection with Tenant's performance hereunder, Tenant shall, whether or not proceedings are instituted, reimburse Landlord the reasonable attorney fees and court costs, if any.

21.      NON-DISTURBANCE.

         21.1 Offset Statement. Within ten days after request therefore by Landlord, or in the event that upon any sale, assignment or hypothecation of the Property and/or the Land thereunder by Landlord, an offset statement shall be required from Tenant; Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

         21.2 Attornment. Tenant shall, at the request of any first mortgagee or purchaser of the Premises attorn to such mortgagee or purchaser.

         21.3 Subordination. Tenant's rights hereunder are subordinate to the lien of any mortgage or mortgages, or in the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Land and/or buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereunder to be made upon the security thereof. Regardless of the self operating provision of this Paragraph, if a prospective mortgagee requests the Tenant to sign a subordination agreement, the Tenant shall do so promptly.

         21.4 Limited Attorney-in-Fact. In the event Tenant fails to execute such instruments or certificates to carry out the intent of Paragraphs 21.1, 21.2, and 21.3 referenced above within fifteen (15) days of Landlord's written request to execute such instruments or certificates, then Tenant hereby irrevocably appoints Landlord as Attorney-in-Fact for Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates.

         21.5 No Mortgagee. Landlord represents to Tenant that as of the date of this Lease, there is no mortgagee related to Premises. Although no mortgage is planned, Landlord reserves its right to enter a mortgage relationship subject to the terms herein.

22.      ADDITIONAL INSTRUMENTS.

         Tenant shall, at the request of Landlord, execute such additional instruments Landlord's mortgagee may request from time to time or as may be required or convenient hereunder not inconsistent herewith. In such event, Landlord agrees to pay Tenant's reasonable attorney fees.

23.      LANDLORD'S COVENANT OF TITLE AND QUITE ENJOYMENT.

         Landlord covenants and warrants that upon the term of the Lease commencing, it shall have full right and lawful authority to enter into this Lease for the full term hereof, and that Landlord will be lawfully seized of the entire Premises and will have good title thereto and that at all times when Tenant is not in default under the Terms and during the Terms of this Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by anyone. Landlord in person or by agent shall be permitted to enter upon the Premises at reasonable times to examine the same or to make such repairs as are required hereunder. Landlord shall provide reasonable advance notice except in case of emergency and be accompanied by Tenant's authorized agent.

24.      WAIVER OF TRIAL BY JURY.

         It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises and/or any claim of injury or damage and any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

25.      LANDLORD RIGHT OF ENTRY.

         Landlord shall have the right, during the term of this Lease, to retain the sign indicating that the Premises are "Available." During said period, interested persons shall be admitted at reasonable hours of the day to view the Premises. Landlord shall provide reasonable advance notice except in case of emergency and be accompanied by Tenant's authorized agent.

26.      CHANGE IN OWNERSHIP.

         Tenant agrees that in the event that the Premises is sold, or in the event of any change of legal title or equitable ownership, that all obligations herein undertaken by Landlord, including but not limited to the obligation for the return of any security deposit paid hereunder, shall be transferred to such purchaser or assignee, and in such event all of Landlord's obligations shall terminate and Landlord shall be released and relieved from all liability and responsibility to Tenant hereunder arising subsequent to the transfer of title and Tenant shall look solely to such purchaser or assignee for the performance of said obligations or for the enforcement thereof. Each purchaser or assignee shall in turn have like privileges of sale, assignment and release.

27.      SUCCESSORS AND ASSIGNS.

         This Lease shall inure to the benefit of and shall bind the heirs, successors and assigns of the parties to the extent that the parties' rights hereunder may succeed and be assigned according to the terms hereof.

28.      DESCRIPTIVE HEADINGS.

         The descriptive headings of the several paragraphs hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

29.      SERVICE OF NOTICE.

         If at any time after the execution of this Lease it shall become necessary or convenient for one of the parties hereto to serve any notice, demand or communication upon the other party, such notice, demand or communication shall be in writing signed by the parties serving the same, sent by United States mail, or private carrier, to the respective addresses set forth in the preamble of Part I, or at such other address as either party may have furnished to the other in writing as a place for the service of notice. Any notice so mailed shall be deemed to have been given as of five (5) days after it is deposited in the United States mail, or with private carrier, or upon evidence of receipt by Tenant.

30.      CONSOLIDATION.

         This Part II and the accompanying Part I constitute one agreement and may be signed in any number of counter parts and shall be construed under the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, intending to be legally bound, the Landlord and Tenant have caused this Part II presents to be signed by their duly authorized officers or agents and their appropriate seals to be hereunto affixed, the day and year first above written.

                             PENNSYLVANIA DENTAL SERVICE CORPORATION,
                             "Landlord"


       3/30/95               By               [sig]
- ------------------------       -------------------------------------
          Date

                             PERFORMANCE SYSTEMS INTERNATIONAL, INC.,
                             "Tenant"

      President              By               [sig]
- ------------------------       -------------------------------------
          Title                          Officer/Partner


                             Attest
- ------------------------           ---------------------------------
          Title                          Officer/Partner

                                  EXHIBIT "D"

               SPECIFICATIONS FOR H.V.A.C. MAINTENANCE AGREEMENT

The minimum requirements for servicing HVAC Systems are set forth below:

         Heat Pumps/Air Conditioning Units
         Filter change                     - Quarterly
         Pressures of refrigerant          - Biannually
         Lubricate                         - Biannually
         Belt condition of air handlers    - Annually
         Check electrical connections      - Annually



    3/30/95                       [sig]                       [sig]
- -------------------     ------------------------      ---------------------
       Date             Landlord's Initials           Tenant's Initials

                                  EXHIBIT "E"

                             RULES AND REGULATIONS

1. No awnings or other projections shall be attached to the outside walls or windows of the building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the space demised to any Tenant other than those specified or supplied by Landlord. In the event such shades or screens are specified or supplied by Landlord, removal of same at any time will be prohibited.

2. Tenant shall not mark, paper, paint, bore into, make any alterations or additions to, or in any way deface any part, including equipment and fixtures, of the leased space or the building of which it forms a part, without the prior written consent of Landlord. Tenant specifically agrees not to use tape or add picture hangers or nails on the interior walls to hand items on the walls. Landlord does not object to the Tenant's using existing hardware for that purpose.

3. Neither the whole nor any part of the space demised to Tenant shall be used for manufacturing, without prior written approval from the Landlord, or for the sale at auction or merchandise, goods, or property.

4. No animals of any kind shall be brought into or kept about the building by Tenant.

5. Tenant shall not permit others to tie in to the water supply on the Premises without prior written consent of the Landlord.

6. Tenant shall not remove, alter or replace the building standard ceiling light diffusers in any portion of the leased space without the prior written consent of Landlord.

7. Tenant shall immediately notify the Landlord of any serious breakage, or fire or disorder, which comes to its attention in the Premises.

8. Tenant shall apply, at Tenant's cost, such reasonable pest extermination measures as Tenant deems reasonably necessary.

9. Tenant shall not burn any trash or garbage of any kind in or about the demised premises.

10. Tenant will encourage its employees to respect the property and privacy of neighbors.




    3/30/95                       [sig]                       [sig]
- -------------------     ------------------------      ---------------------
       Date             Landlord's Initials           Tenant's Initials

                                  EXHIBIT "F"

                            CLEANING SPECIFICATIONS
                                 NOT APPLICABLE

                                  EXHIBIT "G"

                MINIMUM LAWN CARE AND SNOW REMOVAL REQUIREMENTS

LAWN CARE:

         Established turf area on all properties are to be uniformly green during the growing season and maintained, after cutting at a height of 2-3". Prior to cutting, the grass is to reach a height of no more than 5-6". Grass clippings are to be removed frequently enough to maintain a thatch of no more than one inch.

         All trees and shrubs are to be neatly trimmed and shaped yearly to present a well groomed appearance. Mulch beds are to be neatly edged, top dressed annually with 2" of fresh mulch, and weed free.

SNOW REMOVAL:

         All driveways and parking lots will be plowed if snow accumulates more than two (2) inches. An anti-skid material such as cinders or rice stone should be applied to icy areas and inclines to reduce the risk of accidents. The use of salt (NaCL) is strictly prohibited on concrete sidewalks, and Tenant shall be responsible for any damage from use of same. Potassium Chloride is suggested as an ice melting agent. Tenant shall be responsible for sidewalks. Landlord shall be responsible for parking lots and driveways.




    3/30/95                       [sig]                       [sig]
- -------------------     ------------------------      ---------------------
       Date             Landlord's Initials           Tenant's Initials

               List of Contracts, Agreements, Leases, Commitments
                                 Schedule 4.12

         The customer contracts for the customers listed in the following two
(2) MindSpring Enterprises, Inc. electronic data files:

         (1)     psi2msp-all.906823.tar.gz.pgp (8/23/96); and

         (2)     pl.lst (7/26/96).